UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007 (January 24, 2007)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Amendment to Employment Agreement with Robert P. Restrepo, Jr.

On January 24, 2007, State Auto Financial Corporation (“STFC”) and Robert P. Restrepo, Jr., its Chairman, Chief Executive Officer and President, entered into an amendment (the “Amendment”) to Mr. Restrepo’s employment agreement. The following provides a brief description of the material terms of the Amendment (references to “State Auto” means STFC, State Automobile Mutual Insurance Company and their respective subsidiaries and affiliates):

•	As of January 1, 2007, Mr. Restrepo’s base salary increased from $600,000 per year to $675,000 per year.

•	A Supplemental Executive Retirement Plan (a “SERP”) will be implemented for Mr. Restrepo generally providing for supplemental retirement benefits to enable Mr. Restrepo’s overall retirement benefits from State Auto to equal 50% of his final three-year average total cash compensation, proportionately reduced for less than 20 years of service at retirement.

•	The Amendment confirmed and clarified State Auto’s obligations with respect to reimbursing Mr. Restrepo for his moving, temporary living and house hunting expenses incurred in connection with relocating himself and his family from Jacksonville Beach, Florida to Columbus, Ohio (the “Relocation Expense”). Mr. Restrepo has agreed to reimburse State Auto 100% of all Relocation Expenses paid by State Auto if he voluntarily terminates his employment with State Auto on or prior to March 1, 2009.

•	After reviewing the matter, the STFC Compensation Committee concluded that Mr. Restrepo’s inability to sell his residence in Worcester, Massachusetts (the “Massachusetts Residence”), in a timely manner and at an appropriate price has been a considerable barrier to Mr. Restrepo relocating himself and his family to Columbus, Ohio. Furthermore, the STFC Compensation Committee concluded that, based upon its review of two independent appraisals of the Massachusetts Residence and a representation from Mr. Restrepo as to his “cost basis” in the Massachusetts Residence, Mr. Restrepo will most likely suffer a significant financial loss in connection with his sale of the Massachusetts Residence. Accordingly, in order to facilitate, expedite and encourage Mr. Restrepo’s relocation to Columbus, Ohio, to partially mitigate the Mr. Restrepo’s financial loss with respect to his sale of the Massachusetts Residence, and to provide a source of equity with which to purchase a residence in Columbus, Ohio metropolitan area, State Auto agreed to purchase, or cause to be purchased the Massachusetts Residence for a purchase price of $1,815,000. This purchase price represents the average appraised value of the Massachusetts Residence based upon two independent appraisals performed at the direction of the STFC Compensation Committee. State Auto also agreed to pay Mr. Restrepo a one-time payment of $500,000. Mr. Restrepo has agreed to repay State Auto 100% of this one-time payment if he voluntarily terminates his employment with State Auto on or prior to March 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: January 29, 2007	By	/s/ Steven E. English
Vice President and Chief Financial Officer